U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 15, 2007, Equus Total Return, Inc. (the “Fund”) issued a press release announcing its net assets and net asset value for the quarter ended June 30, 2007. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The press release is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2007, the Fund issued a press release announcing that Kenneth I. Denos, age 39, was appointed Chief Executive Officer of the Fund effective August 10, 2007. Mr. Denos succeeds Anthony R. Moore, who had served as the Fund’s Chief Executive Officer since June 2005. Mr. Moore will continue to serve as the Fund’s Co-Chairman of the Board and President. In addition, the Fund announced the appointment of Brett M. Chiles as Secretary of the Fund. The text of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 10, 2007, the Fund issued a press release announcing a third quarter dividend for 2007 and setting the record date, election date to receive cash in lieu of stock and payment date for such dividend. The text of the press release is included as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

On August 13, 2007, the Fund issued a press release noting that Infinia Corporation, a portfolio company, had partnered with Emergence BioEnergy, Inc. to develop biomass power systems for developing nations. The text of the press release is included as Exhibit 99.4 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 15, 2007.

99.2	Press Release, dated August 10, 2007.

99.3	Press Release, dated August 10, 2007.

99.4	Press Release, dated August 13, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: August 16, 2007	By:	/s/ L’Sheryl D. Hudson
L’Sheryl D. Hudson
Vice President and Chief Financial Officer

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